UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

VICTORY COMMERCIAL MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-228242	37-1865646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Madison Ave. Suite 1002,

New York, NY, 10017

(Address of Principal Executive Offices)

(212)-922-2199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, Mr. Robert Chen resigned from his position as the Chief Financial Officer and Principal Accounting Officer of Victory Commercial Management Inc. (the “Company”) due to personal reasons. On October 2, 2020 the Board of Directors (the “Board”) accepted Mr. Chen’s resignation and subsequently appointed Mr. Alex Brown, as the Interim Chief Financial Officer and the Principal Accounting Officer of the Company, effective immediately, until the Board appoints suitable and permanent substitute for Chief Financial Officer and Principal Accounting Officer.

Mr. Brown (a.k.a. “You Chang”), age 48, is the Company’s President, Chief Executive Officer, Treasurer and Chairman. Mr. Brown is also the founder of Victory Commercial International Ltd, Skyview Holdings LLC, Victory Commercial Management Inc., and Victory Commercial Investment Ltd. He acquired ownership of Sino Pride through his indirect holding of Victory Commercial Investment Ltd. in November 2016. Mr. Brown was the accountant and then Chief Marketing Officer at Dalian Limeishun Coating & Resin Co., Ltd. from September 1995 to September 2005. In October 2005, Mr. Brown founded Dalian Yiwen International Trade Co., Ltd. in the business of international trading. Mr. Brown has been a Director of Sino Pride since December 2016 after he acquired Sino Pride. Mr. Brown graduated from Dongbei University of Finance and Economics in December 1995 with a College Degree majoring in Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Commercial Management Inc.

Date: October 5, 2020	By:	/s/ Alex Brown
Alex Brown
President, Chief Executive Officer,
Treasurer and Chairman